                                 SPECIFICATIONS


Certificate Type:                    Non-Qualified         Certificate Number:                     zz00000000
Issue Date:                          01/01/2000            Annuity Date:                           01/01/2025
                                                           (Must be at least 1year after the
                                                           issue date)

Owner:                               John Doe              Owner Date of Birth:                    01/01/1960
Joint Owner:                         Jack Doe              Joint Owner Date of Birth:              01/01/1960

Annuitant:                           Mary Doe              Annuitant Date of Birth:                01/01/1950
Joint Annuitant:                     Michael Doe           Joint Annuitant Date of Birth:          01/01/1950

                                                           Beneficiary(ies):
                                                           Primary:                                Surviving Joint Owner, if any
                                                           1st Contingent:                         Michael Doe
                                                           2nd Contingent:                         Mary Doe

Payment Credit Percentage:           5% of each Payment

Minimum Fixed Account                Minimum Additional Payment
Guaranteed Interest Rate:  3%        Amount:                                                       $50.00
Minimum Withdrawal                   Minimum Annuity Benefit Payment:                              $20.00
Amount:                    $100.00




Surrender Charge Table:

                                    Years From                         Surrender Charge as a
                                    Date of Payment                    Percent of the Payments
                                    To Date of Withdrawal              Withdrawn
                                    ----------------------------------------------------------
                                    Less Than:            1                    8 1/2%
                                                          2                    8 1/2%
                                                          3                    8 1/2%
                                                          4                    8 1/2%
                                                          5                    7 1/2%
                                                          6                    6 1/2%
                                                          7                    5 1/2%
                                                          8                    3 1/2%
                                                          9                    1 1/2%
                                                 Thereafter                        0%

Withdrawal Without Surrender Charge Percentage:  15%
Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.
Present Value Withdrawal Amount: 100% of Present Value of remaining guaranteed annuity benefit payment if the Payments Guaranteed for a Specified Number of Years annuity option is selected.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [1-800-782-8380]


Owner:                John Doe                          Certificate Number:      zz00000000

Joint Owner:          Jack Doe

Initial Payment:      $25,000

Payment Allocation:   (The Initial Payment is allocated in the following manner:)



         Variable Sub-accounts:
         ---------------------


[Pioneer Emerging Markets VCT                                     AIM VI Capital Appreciation
Pioneer Europe VCT                                                AIM VI Aggressive Growth
Pioneer International Growth VCT

Pioneer Science & Technology VCT                                  Alliance Premier Growth
Pioneer Mid-Cap Value VCT                                         Alliance Technology
Pioneer Growth Shares VCT

Pioneer Real Estate Growth VCT                                    DGPF Growth Opportunities
Pioneer Fund VCT                                                  DGPF Select Growth
Pioneer Equity-Income VCT

Pioneer Balanced VCT                                              Franklin Small Cap
Pioneer Swiss Franc Bond VCT                                      Templeton Asset Strategy
Pioneer High Yield VCT                                            Templeton International Small Companies
Pioneer Strategic Income VCT

Pioneer America Income VCT                                        Van Kampen LIT Emerging Growth]
Pioneer Small Company VCT


        Fixed Account:
        --------------
        Initial Interest Rate (applies only to Initial Payment)   [5.5%]


        100%                       TOTAL OF ALL ACCOUNTS



Owner:                            John Doe                  Certificate Number:               zz00000000

Joint Owner:                      Jack Doe

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:

         EDB Charge:                                        .15% on an annual basis of the
                                                            Accumulated Value of the
                                                            Certificate deducted Pro Rata on
                                                            the last day of each month. A
                                                            prorated charge will be deducted
                                                            upon termination.]

                           SPECIFICATIONS (SUPPLEMENT)


Certificate Type:          Non-qualified    Certificate Number:                                      zz00000000

Owner:                     John Doe         Owner Date of Birth:                                     01/01/1960
Joint Owner:               Jack Doe         Joint Owner Date of Birth:                               01/01/1960

Annuitant:                 Mary Doe         Annuitant Date of Birth:                                 01/01/1950
Joint Annuitant:           Michael Doe      Joint Annuitant Date of Birth:                           01/01/1950

                                            Beneficiary(ies):
                                            Primary:                              Surviving Joint Owner, if any
                                            1st Contingent:                                         Michael Doe
                                            2nd Contingent:                                            Mary Doe

Payee:                                      John Doe and Jack Doe
Payee Address:                              1 Main Street, Anywhere, USA 00000

Annuity Date:                                                       01/01/2025
Expiration of 90-Day Period:                                        04/01/2025

Annuity Benefit Payment Option:                        Joint with 2/3 Survivor Option
        Survivor Annuity Benefit Percentage:                        66 2/3%
        Percentage under a Fixed Annuity Option:                    30%
        Percentage under a Variable Annuity Option:                 70%
                 Assumed Investment Return:                         [3%, 5%]
                 Annuity Benefit Payment Change Frequency:          Annual
                 Annuity Benefit Payment Frequency:                 Monthly
        Variable Allocation on Annuity Date:



                      SUB-ACCOUNTS:
                      ------------
[Pioneer Emerging Markets VCT                                AIM VI Capital Appreciation
Pioneer Europe VCT                                           AIM VI Aggressive Growth
Pioneer International Growth VCT

Pioneer Science & Technology VCT                             Alliance Premier Growth
Pioneer Mid-Cap Value VCT                                    Alliance Technology

Pioneer Growth Shares VCT

Pioneer Real Estate Growth VCT                               DGPF Growth Opportunities
Pioneer Fund VCT                                             DGPF Select Growth
Pioneer Equity-Income VCT

Pioneer Balanced VCT                                         Franklin Small Cap
Pioneer Swiss Franc Bond VCT                                 Templeton Asset Strategy
Pioneer High Yield VCT                                       Templeton International Small Companies
Pioneer Strategic Income VCT

Pioneer America Income VCT                                   Van Kampen LIT Emerging Growth]
Pioneer Small Company VCT


                                            SPECIFICATIONS (SUPPLEMENT)


Present Value Withdrawal Amount:        100% of Present Value of remaining guaranteed annuity benefit payments if the Payments Guaranteed for a Specified Number of Years annuity option is selected.

Mortality and Expense Risk Charge:       1.25%  on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                   .15% on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                        440 Lincoln Street, Worcester, Massachusetts  01653 (1-800-782-8380)
